UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 12, 2019

Owens Corning

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-33100	43-2109021
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Owens Corning Parkway
Toledo, Ohio		43659
(Address of Principal Executive Offices)		(Zip Code)

(419) 248-8000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	OC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events.

In connection with the sale of $450,000,000 aggregate principal amount of 3.950% Senior Notes due 2029 by Owens Corning (the “Company”), the Company is filing herewith the following exhibits to its Registration Statement on Form S-3 (File No. 333-222514):

1.	Underwriting Agreement, dated as of July 29, 2019, by and among the Company and BofA Securities, Inc., Citigroup Global Markets Inc. and Wells Fargo Securities, LLC, as representatives of the several underwriters named therein.

2.	Eleventh Supplemental Indenture, dated as of August 12, 2019, by and between the Company and Wells Fargo Bank, National Association, as Trustee.

3.	Form of 3.950% Senior Note due 2029.

4.	Opinion of Jones Day.

5.	Consent of Jones Day.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

1.1

Underwriting Agreement, dated as of July 29, 2019, by and among the Company and BofA Securities, Inc., Citigroup Global Markets Inc. and Wells Fargo Securities, LLC, as representatives of the several underwriters named therein.

4.1	Eleventh Supplemental Indenture, dated as of August 12, 2019, by and between the Company and Wells Fargo Bank, National Association, as Trustee.

4.2	Form of 3.950% Senior Note due 2029 (included in Exhibit 4.1).

5.1	Opinion of Jones Day.

23.1	Consent of Jones Day (included in Exhibit 5.1).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OWENS CORNING

August 12, 2019	By:	/s/ Ava Harter
Ava Harter
Senior Vice President, General Counsel and Secretary